OneUp Innovations, Inc.

Financial Statements

For the Year Ended June 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  OneUp Innovations, Inc.

We have audited the accompanying balance sheet of OneUp Innovations, Inc. as of June 30, 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OneUp Innovations, Inc.  as of June 30, 2007 and the results of its operations and its cash flows for the year ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 10 to the financial statements, the Company has sustained substantial operating losses in recent years and the Company has used substantial amounts of working capital in its operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 10.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC
Gruber & Company, LLC

Lake Saint Louis, Missouri
April 23, 2010

OneUp Innovations, Inc.
Balance Sheet
As of June 30, 2007

ASSETS

CURRENT ASSETS

Cash	$135,691
Accounts receivable	219,493
Prepaid expenses	98,147
Inventory	1,190,268
TOTAL CURRENT ASSETS	$1,643,599

PROPERTY AND EQUIPMENT

Office equipment and furniture	154,888
Factory equipment	1,403,722
Computer equipment	384,785
Leasehold improvements	269,582
Less accumulated depreciation	(935,778)
NET PROPERTY AND EQUIPMENT	1,277,199

TOTAL ASSETS	$2,920,798

The accompanying notes are an integral part of these statements.

OneUp Innovations, Inc.
Balance Sheet
As of June 30, 2007

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,623,229
Accrued payroll and related	105,367
Accrued expenses and interest	132,654
Line of credit	500,000
Current portion of long term debt	163,118
TOTAL CURRENT LIABILITIES	$2,524,368

LONG-TERM LIABILITIES
Leases payable	227,531
Note payable – bank	180,374
Notes payable – related party	705,000
Deferred rent payable	248,222
Less: current portion of long term debt	(163,118)
TOTAL LONG-TERM LIABILITIES	1,198,009

TOTAL LIABILITIES	3,722,377

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value, 50,000,000 shares authorized, 10,263,300 shares issued and outstanding on June 30, 2007	599,784
Accumulated deficit	(1,401,363)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(801,579)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,920,798

The accompanying notes are an integral part of these statements.

OneUp Innovations, Inc.
Statement of Income
For the Year Ended June 30, 2007

NET SALES	$10,134,022

COST OF GOODS SOLD	6,546,031

GROSS PROFIT	$3,587,991

OPERATING EXPENSES:
Advertising and promotion	1,422,263
Other Selling and Marketing	848,403
General and Administrative	1,656,309
Depreciation	309,161

Total Operating Expenses	4,236,136

LOSS FROM OPERATIONS	(648,145)

OTHER INCOME (EXPENSE):
Interest Expense, net	(215,982)

Total Other Income (Expense), net	(215,982)

NET LOSS BEFORE INCOME TAXES	(864,127)

PROVISION FOR INCOME TAXES	-0-

NET LOSS	$(864,127)

EARNINGS PER SHARE DATA:

Basic Loss per Share	$(0.08)

Weighted Average Number of Shares Outstanding	10,263,300

The accompanying notes are an integral part of these statements.

OneUp Innovations, Inc.
Statement of Stockholders’ Equity (Deficit)
For the Year Ended June 30, 2007

	Common Stock Shares	Paid in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)

BALANCE – June 30, 2006	10,263,300	$599,784	$(537,236)	$62,548

NET LOSS	-	-	(864,127)	(864,127)

BALANCE – June 30, 2007	10,263,300	$599,784	$(1,401,363)	$(801,579)

The accompanying notes are an integral part of these statements.

OneUp Innovations, Inc.
Statement of Cash Flows
For the Year Ended June 30, 2007

OPERATING ACTIVITIES:
Net Loss	$(864,127)
Adjustments To Reconcile Net Loss
To Net Cash Provided By Operating Activities:
Depreciation	309,161
Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts Receivable	(61,880)
Inventory	114,899
Prepaid expense	(94,778)
Increase (Decrease) In:
Accounts Payable	408,297
Accrued Expenses	96,578
Accrued Payroll & Related	(10,923)
Deferred Rent Payable	152,484
NET CASH PROVIDED BY OPERATING ACTIVITIES	49,711

INVESTING ACTIVITIES:
Investments in equipment	(70,805)
NET CASH USED IN INVESTING ACTIVITIES	(70,805)

FINANCING ACTIVITIES:
Proceeds from capital leases	43,489
Proceeds from unsecured notes	275,000
Principal payments on notes payable and capital leases	(187,168)
NET CASH PROVIDED BY FINANCING ACTIVITIES	131,321

NET INCREASE IN CASH AND CASH EQUIVALENTS	110,227

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	25,464

CASH AND CASH EQUIVALENTS AT END OF YEAR	$135,691

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Non Cash Items:
Additional equipment acquired with direct financing	$-0-
Cash paid during the year for:
Interest	$199,760
Income taxes	-0-

The accompanying notes are an integral part of these statements.

OneUp Innovations, Inc.
Notes to the financial statements
June 30, 2007

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - OneUp Innovations, Inc. (“OneUp” or the “Company”) began operations in 2001 as OneUp Innovations, LLC, a Limited Liability Company. OneUp Innovations, Inc. was incorporated in June 2004, and all assets from the LLC were transferred to the Company.

The Company is a designer and manufacturer of various specialty furnishings. The Company's sales and manufacturing operation are located in the same facility in Atlanta, Georgia. Sales are generated through the internet and print ads. We have a diversified customer base with no one customer accounting for 10% or more of consolidated net sales and no particular concentration of credit risk in one economic sector. Foreign operations and foreign net sales are not material.

Revenue recognition – Revenue is recognized when earned, which typically occurs when an order is placed, shipped and invoiced.

Warranties – The Company provides a 30-day right of exchange or return on all of its products, provided they have not been used.  Exchanges and returns generally result from customers purchasing the wrong size of Liberator shape. Upon receipt of the incorrectly sized product from the customer, they will be sent the correct size.  Total exchanges and returns have historically accounted for less than 2% of sales in any period and, as such, are considered immaterial.

Cash and cash equivalents – For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated service lives for financial reporting purposes.

Principal service lives are:

Factory equipment	7 – 10 years
Computer equipments	5 – 7 years
Software	5 years
Office equipment and furniture	5 – 7 years
Photo studio furniture & equipment	5 years
Leasehold improvements	15 years

Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gain or loss is recognized currently.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

Advertising Costs - Advertising costs are capitalized and expensed in the period when the advertisements are first aired or distributed to the public. Capitalized advertising expense as of June 30, 2007 was $67,888. Advertising expense for the year ended June 30, 2007 was $1,422,263.

Research and Development - Research and development expenses for new products are expensed as they are incurred. Research and development expense for the year ended June 30, 2007 was $15,570.

Shipping and Handling - Net sales for the year ended June 30, 2007 include amounts charged to customers in the amount of $1,218,052 for shipping and handling charges.

Inventory - All inventories are stated at the lower of cost or market using the first-in, first-out method of valuation.

The Company's inventories consist of the following components at June 30, 2007:

Raw Materials	$498,942
Work in process	168,681
Finished goods	522,645

$1,190,268

Recent Accounting Pronouncements  -  In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its consolidated results of operations or financial position.

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting July 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company's consolidated results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its consolidated results of operations or financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of ASU 2009-16 to have a material impact on its consolidated results of operations or financial position.

In August 2009, FASB issued ASU 2009-5 Fair Value Measurements and Disclosures (Topic 820) Measuring Liabilities at Fair Value ("ASU 2009-5"). ASU 2009-5 provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of liabilities. ASU 2009-5 clarifies that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value. ASU 2009-5 will be effective for the Company for interim and annual periods ending after September 30, 2009. The Company does not expect the adoption of ASU 2009-5 to have a material impact on the Company's consolidated results of operations or financial position.

 In August 2009, FASB issued ASU 2009-4 Accounting for Redeemable Equity Instruments—an Amendment to Section 480-10-S99 ("ASU 2009-4"). ASU 2009-4 represents a Securities and Exchange Commission ("SEC") update to Section 480-10-S99, Distinguishing Liabilities from Equity. The Company does not expect the adoption of guidance within ASU 2009-4 to have an impact on the Company's consolidated results of operations or financial position.

 In June 2009, FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—A Replacement of FASB Statement No. 162, (now codified within ASC 105, Generally Accepted Accounting Principles ("ASC 105")). ASC 105 establishes the Codification as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. All guidance contained in the Codification carries an equal level of authority. Following this statement, FASB will not issue new standards in the form of statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates, which will serve only to: (1) update the Codification; (2) provide background information about the guidance; and (3) provide the bases for conclusions on the change(s) in the Codification. ASC 105 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification supersedes all existing non-SEC accounting and reporting standards. The adoption of ASC 105 will not have an impact on the Company's consolidated results of operations or financial position.

 In May 2009, FASB issued SFAS No. 165, Subsequent Events, (now codified within ASC 855, Subsequent Events ("ASC 855")). ASC 855 establishes the general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 will be effective for the Company on April 1, 2009. The Company does not expect the adoption of ASC 855 will have a material impact on the Company's consolidated results of operations or financial position.

In April 2009, FASB issued Staff Position ("FSP") No. 115-2 and FSP 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (now codified within ASC 320, Investments—Debt and Equity Securities ("ASC 320")). ASC 320 provides greater clarity about the credit and noncredit component of an other-than-temporary impairment event and more effectively communicates when an other-than-temporary impairment event has occurred. ASC 320 amends the other-than-temporary impairment model for debt securities. The impairment model for equity securities was not affected. Under ASC 320, an other-than-temporary impairment must be recognized through earnings if an investor has the intent to sell the debt security or if it is more likely than not that the investor will be required to sell the debt security before recovery of its amortized cost basis. This standard will be effective for interim periods ending after June 15, 2009. The adoption of ASC 320 will not have a material impact on the Company's consolidated results of operations or financial position.

 In April 2009, FASB issued FSP 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (now codified within ASC 820, Fair Value Measurements and Disclosures). ASC 820 provides guidelines for making fair value measurements more consistent and provides additional authoritative guidance in determining whether a market is active or inactive and whether a transaction is distressed. ASC 820 is applied to all assets and liabilities (i.e., financial and non-financial) and requires enhanced disclosures. This standard will be effective for periods ending after June 15, 2009. The Company does not expect the adoption of ASC 820 will have a material impact on the Company's consolidated results of operations or financial position.

 In April 2009, FASB issued FSP 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments (now codified within ASC 825, Financial Instruments ("ASC 825")). ASC 825 requires disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. ASC 825 will be effective for interim periods ending after June 15, 2009. The adoption of ASC 825 will not have a material impact on the Company's consolidated results of operations or financial position.

In June 2008, FASB issued Staff Position—Emerging Issues Task Force 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (now codified within ASC 260, Earnings Per Share ("ASC 260")). Under ASC 260, unvested share based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. ASC 260 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years and requires retrospective application. The adoption of ASC 260 will not have a material impact on the Company's earnings per share calculations.

In April 2008, FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (now codified within ASC 350, Intangibles—Goodwill and Other ("ASC 350")). ASC 350 provides guidance for determining the useful life of a recognized intangible asset and requires enhanced disclosures so that users of financial statements are able to assess the extent to which the expected future cash flows associated with the asset are affected by our intent and/or ability to renew or extend the arrangement. ASC 350 was effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of ASC 350 on July 1, 2009 will not impact the Company's consolidated results of operations or financial position.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (now codified within ASC 815, Derivatives and Hedging ("ASC 815")). ASC 815 requires enhanced disclosures about an entity's derivative and hedging activities aimed at improving the transparency of financial reporting. ASC 815 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of ASC 815 will not have any impact on the Company's consolidated results of operations or financial position.

In December 2007, FASB issued SFAS No. 141(R), Business Combinations (now codified within ASC 805, Business Combinations ("ASC 805")). ASC 805 establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. ASC 805 significantly changes the accounting for business combinations in a number of areas, including the treatment of contingent consideration, preacquisition contingencies, transaction costs and restructuring costs. In addition, under ASC 805, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. The provisions of this standard will apply to any acquisitions we complete on or after December 15, 2008.

 In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (now codified within ASC 810, Consolidation ("ASC 810")). ASC 810 changes the accounting and reporting for minority interests, which is recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method significantly changes the accounting for transactions with minority interest holders. The provisions of ASC 810 were applied to all noncontrolling interests prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented and have been disclosed as such in our consolidated financial statements herein. ASC 810 became effective for fiscal years beginning on or after December 15, 2008. The Company will adopt ASC 810 effective July 1, 2009. The adoption of ASC 810 is not expected to have an initial material impact on the Company’s consolidated results of operations or financial position.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements (now codified within ASC 820). ASC 820 provides guidance for using fair value to measure assets and liabilities. Under ASC 820, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The guidance within ASC 820 became effective for financial statements issued for fiscal years beginning after November 15, 2007; however, the FASB provided a one year deferral for implementation of the standard for non-recurring, non-financial assets and liabilities. The Company will adopt ASC 820 for non-financial assets and non-financial liabilities effective July 1, 2009, the Company does not expect any effect on its consolidated results of operations or financial position.

NOTE 2 – ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts reflects management's best estimate of probable credit losses inherent in the accounts receivable balance. The Company determines the allowance based on historical experience, specifically identified nonpaying accounts and other currently available evidence. The Company reviews its allowance for doubtful accounts monthly with a focus on significant individual past due balances over 90 days. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. At June 30, 2007, accounts receivable totaled $219,493 net of $5,740 in the allowance for doubtful accounts.

NOTE 3 – IMPAIRMENT OF LONG-LIVED ASSETS

The Company accounts for impairment of its equipment or leasehold improvements in accordance with SFAS No. 144. Pursuant to SFAS No. 144, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization shall be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent that the carrying amount exceeds the asset's fair value. Assets to be disposed of and related liabilities would be separately presented in the consolidated balance sheet. Assets to be disposed of would be reported at the lower of the carrying value or fair value less costs to sell and would not be depreciated. There was no impairment as of June 30, 2007.

NOTE 4 – OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash with a high credit quality financial institution, and as a result feels its exposure to such credit risk is limited. At June 30, 2007, the Company had approximately $39,593 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

NOTE 5 – NOTE PAYABLE - BANK

At June 30, 2007, long-term debt consists of the following:

Note payable to Fidelity Bank in monthly installments of $5,364 including interest at 8%, maturing October 25, 2010, secured by equipment	$180,374

Less: current portion	51,871
Long Term Note Payable	$128,503

Schedule of minimum maturities of notes payable subsequent to June 30, 2007 are as follows:

6/30/08	$51,871
6/30/09	56,176
6/30/10	60,838
6/30/11	11,489
$180,374

NOTE 6 – LINE OF CREDIT

The Company has a revolving line of credit with Fidelity Bank in the amount of $500,000.  The Company was not in compliance at June 30, 2007 to the extent that the note required the Company to maintain a tangible net worth of $500,000.  Subsequent to June 30, 2007, the Company signed a renewal note dated August 17, 2007 and maturing on December 31, 2007 that requires the Company to achieve a tangible net worth of $700,000. The creditor waived the financial covenant requirement concerning the tangible net worth through August 8, 2007. Regardless of financial covenants, the Company is current with the principal and interest payments.

The interest rate applied to the unpaid principal balance is one percentage point above prime rate. The balance outstanding at June 30, 2007 is $ 500,000 and the current interest rate being applied to the balance is prime rate plus one which is currently 9.25% with interest being payable monthly.

NOTE 7 – LEASES PAYABLE

The Company has acquired equipment under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. The leased properties under these capital leases have a total cost of $821,240. These assets are included in the fixed assets listed in Note 1 and include computers, furniture, and equipment. The capital leases have stated or imputed interest rates ranging from 2.4% to 13%.

The following is an analysis of the minimum future lease payments subsequent to the year ended June 30, 2007:

2008	$110,511
2009	81,466
2010	24,317
2011	9,668
2012	1,569
Present value of Capital lease obligations	$227,531
Imputed interest	31,991

Future minimum lease payments	$259,522

NOTE 8 – OPERATING LEASES

The Company leases its facility under a ten year operating lease which was signed in September 2005 and expires December 31, 2015. The lease is on an escalating schedule with the final year on the lease at $34,358 per month. The liability for this difference in the monthly payments is accounted for as a deferred rent liability and the balance in this account at June 30, 2007 is $248,222. The rent expense under this lease for the year ended June 30, 2007 was $323,722.

The lease for the facility requires the Company to provide a standby letter of credit payable to the lessor in the amount of $225,000 until December 31, 2010. The majority shareholder agreed to provide this standby letter of credit on the Company's behalf.  Upon expiration of the initial letter of credit, a letter of credit in the amount of $25,000 in lieu of a security deposit is required to be provided.

The Company leases postal equipment under an operating lease.  The monthly lease amount is $300 per month and the lease expires September 2007.

The Company's future minimum lease payments for the years subsequent to June 30, 2007 are as follow:

2008	$230,879
2009	310,998
2010	349,347
2011	359,987
2012	370,627
Thereafter	1,351,945

Total	$2,973,783

NOTE 9 – RELATED PARTY TRANSACTION

The Company has a note payable to the majority shareholder in the amount of $310,000 and the majority shareholder's wife in the amount of $395,000 for a total of $705,000. Interest has been accrued by the Company at the prevailing prime rate which is currently at 8.25%. The interest accrued on these notes for the year ended June 30, 2007 was $58,123.  The note is payable upon demand, but is subordinate to the Fidelity line of credit.

NOTE 10 – GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has sustained substantial operating losses in recent years and the Company has used substantial amounts of working capital in its operations. Further, at June 30, 2007, current liabilities exceeded current assets by $880,769 which raises substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. These actions include initiatives to increase gross profit margins and reduce expense levels to be better in line with current revenue levels.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. However, management cannot provide any assurances that the Company will be successful in accomplishing these plans. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 11 – INCOME TAX

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At this time, Management believes that it is more likely than not that the deferred tax assets will be utilized.
As of June 30, 2007
Deferred tax assets:
Net operating loss carryforwards	$1,750,949

Gross deferred tax assets	560,812
Valuation allowance	(560,812)

Net deferred tax assets	$-0-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 45% to pretax income (loss) from continuing operations for the year ended June 30, 2007 due to the following:

2007

Book loss from operations	$342,359
Valuation (allowance)	(342,359)
Net tax benefit	$-0-

At June 30, 2007, the Company had net operating loss carry forwards of approximately $1,750,949 that may be offset against future taxable income. The net operating loss carry forwards expire in the year 2024 through 2027.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 12 – SEGMENT REPORTING

The Company operates as one reporting segment.

NOTE 13 – SUBSEQUENT EVENTS

On March 19, 2008, the Company entered into a loan agreement for a revolving line of credit with a commercial finance company that provides credit to 85% of accounts receivable aged less than 90 days up to $500,000 and eligible inventory (as defined in the agreement) up to a sub-limit of $220,000, such inventory loan not to exceed 30% of the accounts receivable loan. Borrowings under the agreement bear interest at the Prime rate plus two percent (5.25 percent at June 30, 2009), payable monthly, plus a monthly service charge of 1.25% to 1.5%, depending on the underlying collateral.  The loan was fully repaid on August 11, 2009.

On June 30, 2008, the Company issued a subordinated note payable to the majority shareholder and CEO, Louis Friedman, in the amount of $310,000 and the majority shareholder's wife, Leslie Vogelman (who is also the Company’s Treasurer) in the amount of $395,000, which was not memorialized in writing. During fiscal 2009, Mr. Friedman loaned the Company an additional $91,000 and Don Cohen, a director, loaned the Company $29,948, each of which were also not memorialized in writing. Interest on both loans accrue at the prime rate, and the balance is due upon the lender’s demand for payment, provided, however, that the Company has the ability to repay. On June 26, 2009, in connection with the merger with OneUp Innovations, Inc., Mr. Friedman and Ms. Vogelman verbally agreed to convert $700,000 of principal balance and $132,120 of accrued but unpaid interest to 4,300,000 shares of preferred stock held in the name of Mr. Friedman. Interest during fiscal 2009 was accrued by the Company at the prevailing prime rate (which is currently at 3.25%) and totaled $34,647. The interest accrued on these notes for the year ended June 30, 2008 was $47,576. The accrued interest balance on these notes, as of June 30, 2009, is $8,210. The notes are subordinate to all other credit facilities currently in place and are based on verbal agreements between the lenders and the Company. As of June 30, 2009, we owe Mr. Cohen $29,948 and Ms. Vogelman $96,000, for a total amount due to related parties of $125,948.

On July 2, 2008, the Company received $350,000 from a finance company under the terms of a credit facility that is secured by the Company's future credit card receivables.  Terms of the credit facility require repayment on each business day of principal and interest at a daily rate of $1,507 over a twelve month period. The credit facility had a financing fee of 12% (equal to $42,000) on the principal amount, which equates to an effective annual interest rate of 21.1%.  The credit facility is personally guaranteed by the Company's CEO and majority shareholder, Louis Friedman.  On June 3, 2009, the Company borrowed an additional $200,000 under this credit facility. Terms of the current loan require repayment on each business day of principal and interest at a daily rate of $1,723.08 over a six month period. The current loan has a financing fee of 12% (equal to $24,000) on the principal amount, which equates to an effective annual interest rate of 43.2%.  The amount owed on the credit card advance was $0 at March 31, 2010 and $198,935 at June 30, 2009.

On April 3, 2009, Remark Enterprises, Inc., a Nevada corporation (“Remark”) entered into a Stock Purchase and Recapitalization Agreement (the “Merger Agreement”) with One Up Innovations, Inc., Georgia corporation (“OneUp”), and One Up Acquisition, Inc. (“Subsidiary”), a newly formed Georgia corporation, wholly owned by Remark.

On June 26, 2009, Remark consummated the transactions contemplated by the Merger Agreement, as amended. Pursuant to the Merger Agreement, the Subsidiary and OneUp merged and all of the issued and outstanding common stock of OneUp was exchanged for an aggregate of 45,000,000 shares of Remark’s common stock (90% of the total issued and outstanding shares of common stock of the Company). In addition, all of the issued and outstanding shares of Series A convertible preferred stock of OneUp was exchanged for 4,300,000 shares of Series A convertible preferred stock of the Company. OneUp was the surviving corporation and is a wholly owned by Remark; all business operations of the Remark became the business operations of OneUp. Effective with the consummation of the merger, Remark changed its name to Liberator, Inc. Prior to the merger, Remark fiscal year end was December 31, and the fiscal year end of OneUp was June 30. On August 10, 2009, the Board of Directors of Liberator, Inc. acted by unanimous written consent to change the Company’s fiscal year end from December 31 to June 30.

On June 26, 2009, the Merger Agreement was consummated, OneUp was the surviving corporation, wholly owned by the Company, and all business operations of the Company became the business operations of OneUp. These actions resulted in a change of control of the Company.

On June 26, 2009, we issued 8,000,000 shares of our common stock to individuals and entities pursuant to a private placement memorandum and subscription agreement in the aggregate amount of $2,000,000.

Pursuant to the engagement letter with New Castle Financial Services, on June 26, 2009, we issued 2,732,980 shares of our common stock to New Castle Financial Services with respect to services performed by New Castle Financial Services in connection with the private placement.

In addition, in connection with a consulting agreement, we issued 200,000 shares of our common stock to Downshire Capital with respect to finders’ services performed by Downshire Capital in connection with the merger.

In connection with the merger, the Company issued a 3% convertible note payable to Hope Capital with a face amount of $375,000. Hope Capital is a shareholder of the Company. The note is convertible, at the holders’ option, into common stock at $.25 per share and may be converted at any time prior to the maturity date of August 15, 2012. Upon maturity, the Company has the option to either repay the note plus accrued interest in cash or issue the equivalent number of shares of common stock at $.25 per share. The 3% convertible note payable is carried net of the fair market value of the embedded conversion feature of $89,250. This amount will be amortized over the life of the note as additional interest. The Company also issued a warrant to Hope Capital for the purchase of 1,000,000 shares of common stock at $0.75 per share. The warrants expire on the fifth anniversary of the issue date, which is June 26, 2009.

On September 2, 2009, we entered into a common stock purchase agreement with Belmont Partners, LLC, a Virginia limited liability company (“Belmont”), and WES Consulting, Inc., a Florida corporation (“WES”). Pursuant to the purchase agreement, we acquired 972,000 shares of common stock of WES, or approximately 81% of the voting control of WES, from Belmont for a total of two hundred forty thousand five hundred dollars ($240,500) in addition to the issuance by WES of two hundred fifty thousand (250,000) warrants to Belmont to purchase an equal number of shares of WES’ common stock at an exercise price of twenty five cents ($0.25) per share, and the issuance by WES to Belmont of an aggregate of one million five hundred thousand (1,500,000) shares of WES’ common stock with seven hundred fifty thousand (750,000) shares delivered on the closing date and the balance of seven hundred fifty thousand (750,000) shares delivered on the one (1) year anniversary of the closing date.  Funds for the purchase came from a convertible note in the amount of $250,000 issued to Hope Capital Inc., a shareholder of the Company. The note bears interest at 3% annually and is due September 2, 2012. The note is convertible at any time prior to maturity, at the holders’ option, into common stock at a conversion price of $.25 per share, subject to adjustment.

On October 19, 2009, the Company entered into a Merger and Recapitalization Agreement with WES Consulting, Inc. Pursuant to the agreement, the Company agreed to merge with and into WES, with WES surviving as the sole remaining entity. Each issued and outstanding share of the common stock of the Company were converted into one share of WES’ common stock, $0.01 par value, which, after giving effect to the merger, equaled, in the aggregate, 98.4% of the total issued and outstanding common stock of WES. Pursuant to the agreement, each preferred share of the Company were to be converted into one share of WES’ preferred stock with the provisions, rights, and designations set forth in the agreement. The shares of WES common stock owned by us prior to execution of the agreement were cancelled. As of the date of this report, the Company and WES have not satisfied the information statement rules of the Securities and Exchange Commission.

On November 10, 2009, the Company entered into a loan agreement for a revolving line of credit with a commercial finance company which provides credit to 80% of domestic accounts receivable aged less than 90 days up to $250,000. Borrowings under the agreement bear interest at Prime rate plus six percent (9.25 percent as of November 10, 2009) plus a 2% annual facility fee and a .25% monthly collateral monitoring fee, as defined in the agreement.

Pursuant to a private placement memorandum and subscription agreement, on January 29, 2010, the Company issued 1,000,000 shares of common stock to 12 individuals and entities in the aggregate amount of $300,000.  All of the shares were sold to “accredited investors” as defined in 501(a) of the Securities Act.  Pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933.

Pursuant to an engagement letter with New Castle Financial Services, on January 29, 2010, the Company issued 100,000 shares of common stock to New Castle Financial Services with respect to investment banking and financial services performed by New Castle Financial Services in connection with the above private placement.  In addition, the Company paid New Castle Financial Services a fee of 10% of the gross proceeds, plus a 2% non-accountable expense allowance plus reimburse them for $12,500 in expenses.

On February 17, 2010, OneUp Innovations, Inc. (“OneUp”), the indirect wholly owned subsidiary of the Company, entered into a Distributorship Agreement with TENGA Co., Ltd (“TENGA”). Pursuant to the terms of the agreement, OneUp will exclusively distribute TENGA’s products in the United States for a period of three years. The agreement will be renewed and extended for one additional year upon consultation and acceptance by both parties. The purchase price of the products to be distributed will be determined by mutual written consent under the pricing schedule provided to OneUp by TENGA. OneUp’s estimated minimum purchase obligations are as follows: (i) between 200,000,000 Yen (approximately $2.2 million) to 300,000,000 Yen (approximately $3.3 million) in the first year, (ii) between 400,000,000 Yen (approximately $4.4 million) to 600,000,000 Yen (approximately $6.6 million) in the second year, and (iii) between 900,000,000 (approximately $9.9 million) Yen to 1,000,000,000 Yen (approximately $11 million) in the third year. Delivery must be made within seventy days of TENGA confirming the purchase order. OneUp must maintain product liability insurance with coverage against personal and property damage for at least $2 million. Either party may terminate the agreement with thirty days’ prior written notice if the non-terminating party fails to fulfill the conditions set forth in the agreement. TENGA provides a one (1) year warranty for its products.